EXHIBIT 23.01
                                  -------------


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



To the Board of Directors and Shareholders of Ocean Power Corporation
El Dorado Hills, California


We hereby consent to the use of our audit report dated March 22, 2002, for the years ended December 31, 2001 and 2000 and from inception on March 26, 1992 through December 31, 2001 which is included in this Form SB-2/A of Ocean Power Corporation. We also consent to all references to our firm in this Form SB-2/A.


/s/  HJ Associates & Consultants, LLP

HJ  Associates & Consultants, LLP
Salt Lake City, Utah
June 13, 2002